EXHIBIT 3.3

ACTIVE IQ TECHNOLOGIES, INC.

ARTICLES OF MERGER

Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned officer of Active IQ Technologies, Inc., a Minnesota corporation (the "Surviving Corporation"), which is the owner of all of the issued and outstanding shares of common stock, $.01 par value per share, of Wits Basin Precious Minerals Inc., a Minnesota corporation (the "Subsidiary Corporation"), which is the only outstanding class of capital stock of the Subsidiary Corporation, hereby executes and files these Articles of Merger:

     FIRST: The Plan of Merger providing for the merger of the Subsidiary Corporation into the Surviving Corporation, in the form of resolutions duly adopted by the Board of Directors of the Surviving Corporation on July 9, 2003, is attached hereto as

Exhibit A.

      SECOND: The number of outstanding shares of each class and series of the Subsidiary Corporation and the number of shares of each class and series of the Subsidiary Corporation owned by the Surviving Corporation are as follows:

Designation of Class &		Number of Shares Owned by
Series	Number of Outstanding Shares	Surviving Corporation

Common Stock, $.01 par value	100	100

      THIRD: The Plan of Merger has been duly approved by the Surviving Corporation under Minnesota Statutes Section 302A.621.

      FOURTH: There are no shareholders of the Subsidiary Corporation other than the Surviving Corporation, and accordingly, there is no notice required to any other shareholder pursuant to Minnesota Statutes Section 302A.621, Subd. 2.

      FIFTH: Upon the effective time of the merger, pursuant to Minnesota Statutes Section 302A.621, Subd. 1, Article I of the Surviving Corporation’s Articles of Incorporation, as amended shall be amended in its entirety to read as follows:

"The name of the corporation is Wits Basin Precious Minerals Inc."

      SIXTH: The merger shall be effective at 12:00 noon, Minneapolis, Minnesota time, on July 10, 2003.

Dated: July 9, 2003.
WITS BASIN PRECIOUS MINERALS INC.

	By:	/s/ Mark D. Dacko

Mark D. Dacko
Chief Financial Officer and Secretary

EXHIBIT A

ACTIVE IQ TECHNOLOGIES, INC.

RESOLUTIONS OF THE
BOARD OF DIRECTORS

      WHEREAS, the Company owns all of the issued and outstanding capital stock of Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Subsidiary”), consisting of 100 shares of common stock, $.01 par value per share; and

     WHEREAS, the Company desires to effect the merger of the Subsidiary with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act.

      NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act in accordance with the further resolutions set forth below (which resolutions shall constitute the Plan of Merger).

      RESOLVED FURTHER, that at the effective time of the merger, all of the outstanding shares of common stock of the Subsidiary, $.01 par value per share, shall be canceled, and no securities of the Company or any other corporation, or any money or other property, shall be issued to the Company in exchange therefor.

      RESOLVED FURTHER, that the merger shall be effective at 12:00 noon, Minneapolis, Minnesota time, on July 10, 2003.

      RESOLVED FURTHER, that Mark D. Dacko, Chief Financial Officer and Secretary of the Company, or any other officer of the Company, is hereby authorized and directed to execute, for and on behalf of the Company, Articles of Merger setting forth the Plan of Merger and such other information as required by law, and to cause those articles to be filed for record with the Secretary of State of the State of Minnesota in the manner required by law.

      RESOLVED FURTHER, that upon the effective time of the merger, pursuant to Section 302A.621, Subd. 1, of the Minnesota Business Corporation Act, by virtue of the filing of the Articles of Merger and without any further action by the Company, its Board of Directors, or its shareholders, Article I of the Company’s Articles of Incorporation, as amended shall be amended in its entirety to read as follows: “The name of the corporation is Wits Basin Precious Minerals Inc.”

     RESOLVED FURTHER, that the officers of the Company, and each of them, are hereby authorized, for and on behalf of the Company, to take such other action as those officers, or any of them, deem necessary or appropriate to carry out the purpose of the foregoing resolutions.